                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




                     Commission file number      1-10442
                                            -----------------

    Date of Report (Date of earliest event reported)      NOVEMBER 4, 1994
                                                    --------------------------


                    FIRST FINANCIAL MANAGEMENT CORPORATION
- - --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 GEORGIA                                   58-1107864
  ------------------------------------             ---------------------------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)





  3 CORPORATE SQUARE, SUITE 700,   ATLANTA, GEORGIA            30329
- - ------------------------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)



    (Registrant's telephone number, including area code)  (404) 321-0120




                                NOT APPLICABLE
(Former name, former address and formal fiscal year, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

  On September 19, 1994, FFMC was declared the winning bidder to acquire Western Union Financial Services, Inc. ("Western Union") in bankruptcy proceedings of Western Union's parent company, New Valley Corporation ("New Valley") in the U.S. Bankruptcy Court for the District of New Jersey. FFMC has entered into a Purchase Agreement with New Valley dated as of October 20, 1994 (the "Purchase Agreement") to purchase all of the stock of Western Union, as well as certain assets of New Valley relating to the money transfer business conducted by New Valley and Western Union. The Purchase Agreement provides for a cash purchase price of $893,223,000 plus the assumption by FFMC of the Western Union Pension Plan, as to which benefit accruals have been permanently suspended. The Purchase Agreement permits Western Union to declare a dividend of $117,895,435 prior to the closing.

  The Bankruptcy Court on November 1, 1994 entered a Confirmation Order confirming a plan of reorganization of New Valley incorporating the Purchase Agreement and a Sale Order authorizing the sale to FFMC of all of the stock of Western Union and related assets pursuant to the Purchase Agreement. The plan of reorganization was approved by all classes of creditors and holders of equity of New Valley, so no efforts to appeal or stay the Confirmation Order are anticipated. Consummation of the Western Union acquisition is expected to occur during November 1994 (the "Closing Date"), subject to a number of conditions, including the obtaining of all necessary governmental approvals. The cash portion of the purchase price will be paid (i) $643,223,000 at the Closing Date, and (ii) $250,000,000 in January 1995.

  The Purchase Agreement requires New Valley to indemnify FFMC for certain losses arising (within eighteen months after the Closing Date in most instances and subject to the applicable statute of limitations in other instances) from a breach of any of the covenants, representations and warranties of New Valley. Subject to certain exceptions, such liability will not apply until losses exceed $2.5 million and will be limited to $45 million. Of the Purchase Price, $45 million will be placed in escrow for thirty months following closing and will be available to satisfy any such indemnification obligations of New Valley, subject to reduction of the escrow amount by up to $20 million upon completion of the audited pro forma balance sheet and payment of any related purchase price adjustment, and subject to further reduction of up to $18 million at the end of the eighteenth month following the Closing Date.

  Pursuant to the Purchase Agreement, on the Closing Date Western Union and New Valley will enter into certain related agreements providing for: a license to New Valley to use the Western Union name and trademark in its messaging business; the furnishing by Western Union to New Valley of certain sales, marketing and other services related to the messaging business and other consulting and administrative services; options granting FFMC the right to purchase from New Valley, and New Valley the right to sell to FFMC, the messaging business of New Valley for a purchase price of $20 million in cash during the first quarter of 1996; and the payment by New Valley to FFMC or Western Union of certain royalties and fees for such license and services.

  Western Union, headquartered in Paramus, New Jersey, is the worldwide leader in the nonbank immediate money transfer business with an established network of over 24,000 agents in over 75 countries. In 1993 Western Union completed over 40 million money transfers involving the movement of over $7.8 billion. The company has an estimated 90% of the rapid consumer, nonbank money transfer market in the U.S. Through the use of a central computer system, information about each transfer is readily available on-line to Western Union agents. Transfers may be picked up, usually within minutes, at any agent location on a "will call" basis. Western Union also provides nationwide electronic-based bill payment services which enables customers to pay utility bills and other obligations electronically at agent offices.

  FFMC expects that Western Union will enhance its business activities due to Western Union's worldwide leadership in payment services of a type where significant barriers to entry exist. Western Union's network of over 24,000 agents in over 75 countries will expand FFMC's abilities to reach customer markets throughout the world. In addition, Western Union's strength in nonbank immediate money transfer represents an expansion of FFMC's product offerings. Western Union's emphasis on the consumer market, rather than commercial customers, reflects a further expansion of FFMC's overall customer base.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Information of Acquired Business (Western Union Financial Services, Inc.)

         Report of Independent Accountants.

         Statements of Operations and Retained Earnings for the years ended
            December 31, 1993,1992 and 1991.

         Balance Sheets at December 31, 1993 and 1992.

         Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991.

         Notes to Financial Statements.

         Unaudited Statements of Operations and Retained Earnings for the nine months ended September 30, 1994 and 1993.

         Unaudited Balance Sheet at September 30, 1994.

         Unaudited Statements of Cash Flows for the nine months ended September
           30, 1994 and 1993.

         Notes to Unaudited Financial Statements.

(b) Pro Forma Combined Financial Statements of First Financial Management Corporation and Business Acquired (unaudited):

         Pro Forma Combined Balance Sheet at September 30, 1994.

         Pro Forma Combined Statement of Income for the nine months ended
           September 30, 1994.

         Pro Forma Combined Statement of Income for the year ended December 31,
           1993.

         Notes to Pro Forma Combined Financial Statements.

(c) Exhibits

    2.0 Stock Purchase Agreement, dated October 20, 1994, by and between New Valley Corporation and First Financial Management Corporation. The Exhibits and Schedules to the Stock Purchase Agreement are identified on a list of Exhibits and Schedules contained in the Table of Contents to the Stock Purchase Agreement, which list is incorporated herein by reference. Such Exhibits and Schedules have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

    10.1 Form of Amended and Restated Credit Agreement, a draft version, dated as of June 25, 1992, amended and restated as of November 2, 1994 between First Financial Management Corporation, First Financial Bank, and The Chase Manhattan Bank (National Association), as agent, for the banks that are signatories to the Agreement. The Exhibits and Schedules to the Amended and Restated Credit Agreement are identified on a list of Exhibits and Schedules contained in the Table of Contents to the Amended and Restated Credit Agreement, which list is incorporated herein by reference. Such Exhibits and Schedules have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

    23.1         Consent of Independent Accountants.

REPORT OF INDEPENDENT ACCOUNTANTS

February 22, 1994

To the Board of Directors and Stockholder of Western Union Financial Services, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Western Union Financial Services, Inc., (a wholly owned subsidiary of New Valley Corporation) and its subsidiaries at December 31, 1993 and 1992 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As explained in the Notes to the Consolidated Financial Statements, Western Union Financial Services, Inc. is a wholly owned subsidiary of New Valley Corporation, with which it has significant intercompany transactions. As discussed in Note H, on March 31, 1993 New Valley Corporation consented to an order for relief under Chapter 11 of the United States Bankruptcy Code and is operating as a debtor-in-possession.

/s/ Price Waterhouse LLP

                     WESTERN UNION FINANCIAL SERVICES, INC.

             (A Wholly Owned Subsidiary of New Valley Corporation)

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                                          Year Ended December 31,
                                                               -----------------------------------------------
                                                                  1993              1992              1991
                                                                  ----              ----              ----
                                                                                (Thousands)
Revenues                                                       $437,410           $400,850           $374,528
                                                               --------           --------           --------

Costs and Expenses:
   Cost of services                                             271,561            254,197            245,516
   Marketing, general and administrative                        116,530            105,965             97,244
   Depreciation                                                   8,937              9,941              8,204
   Interest expense                                                 716              1,876                586
   Write-down of goodwill and investment
       (Notes A and E)                                            3,250              2,611              6,623
   Other, net                                                     2,714             (1,818)            (2,570)
                                                               --------           --------           --------

       Total costs and expenses                                 403,708            372,772            355,603
                                                               --------           --------           --------

Income before income taxes                                       33,702             28,078             18,925
Provision for state income taxes                                   (600)            (1,140)              (858)
Provision for Federal income tax                                (12,213)           (10,947)            (9,017)
                                                               --------           --------           --------

Net income                                                       20,889             15,991              9,050

Retained earnings at January 1                                   19,822              3,831              3,781
Dividends paid to Parent Company                                (16,000)                --             (9,000)
                                                               --------           --------           --------

Retained earnings at December 31                               $ 24,711           $ 19,822           $  3,831
                                                               ========           ========           ========





          See accompanying Notes to Consolidated Financial Statements.

                     WESTERN UNION FINANCIAL SERVICES, INC.

             (A Wholly Owned Subsidiary of New Valley Corporation)

                           CONSOLIDATED BALANCE SHEET


                                                                                      December 31,
                                                                            -------------------------------
                                                                             1993                     1992
                                                                            ------                   ------
                                                                             (Thousands, except par value)
         Assets
         ------
Current assets:
   Cash in banks                                                           $ 25,022                $ 24,792
   Cash in transit                                                           35,933                  41,331
   Temporary cash investments                                                85,121                  59,134
   Receivables, less allowance for doubtful accounts
     ($8,601 and $8,901)                                                      4,939                   7,920
   Restricted funds                                                          17,091                  17,162
   Other current assets                                                       7,248                  10,115
   Receivable from Parent Company                                             2,655                     --
                                                                           --------                --------
     Total current assets                                                   178,009                 160,454
                                                                           --------                --------
Property and equipment                                                       45,369                  48,505
Accumulated depreciation                                                    (19,369)                (20,012)
                                                                           --------                --------
   Net property and equipment                                                26,000                  28,493
                                                                           --------                --------
Goodwill and other assets                                                     7,909                   7,095
                                                                           --------                --------
Total assets                                                               $211,918                $196,042
                                                                           ========                ========

     Liabilities and Shareholder's Equity
     ------------------------------------
Current liabilities:
   Current portion of long-term debt                                       $  7,144                $  6,229
   Accounts payable and accrued liabilities                                  92,034                  76,904
   Payable to utilities                                                      10,301                  17,778
   Money Transfer payable                                                    16,958                  16,025
   Payable to Parent Company                                                    --                    2,128
                                                                           --------                --------
     Total current liabilities                                              126,437                 119,064
                                                                           --------                --------
Long-term debt and other obligations                                          7,479                   2,832
                                                                           --------                --------
Deferred credits                                                                192                   1,225
                                                                           --------                --------
Shareholder's equity:
   Common stock, $.01 par value: 20,000 shares
     authorized, 1,000 shares issued and outstanding                            --                      --
   Capital surplus                                                           53,099                  53,099
   Retained earnings                                                         24,711                  19,822
                                                                           --------                --------
     Total shareholder's equity                                              77,810                  72,921
                                                                           --------                --------
Contingencies and commitments (Notes C and F)
Total liabilities and shareholder's equity                                 $211,918                $196,042
                                                                           ========                ========

          See accompanying Notes to Consolidated Financial Statements.

                     WESTERN UNION FINANCIAL SERVICES, INC.

             (A Wholly Owned Subsidiary of New Valley Corporation)

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                            Year Ended December 31,
                                                                  ----------------------------------------
                                                                  1993              1992              1991
                                                                  ----              ----              ----
                                                                                  (Thousands)
Cash provided from (used for) operating activities:
    Net income                                                  $  20,889          $ 15,991          $  9,050
    Adjustments to reconcile net income to net cash
      provided from (used for) operating activities:
        Depreciation                                                8,937             9,941             8,204
        Write-down of goodwill and investment                       3,250             2,611             6,623
        Decrease in receivables                                     2,896             2,375             7,512
        Decrease (increase) in other assets                         1,063           (12,052)           (1,165)
        Decrease (increase) in restricted funds                        71              (947)            1,624
        Decrease in payable to utilities                           (7,477)          (17,817)           (6,297)
        Increase (decrease) in money transfer payable                 933             6,190            (5,851)
        Increase in other liabilities                              14,410             8,199            24,290
                                                                 --------          --------          --------

Net cash provided from operating activities                        44,972            14,491            43,990
                                                                 --------          --------          --------

Cash used for investing activities:
    Additions to property and equipment                            (3,701)           (6,981)           (5,311)
                                                                 --------          --------          --------

Cash provided from (used for) financing activities:
    Dividends paid to Parent Company                              (16,000)              --             (9,000)
    Settlement of accounts with Parent Company (net)               (4,278)            3,615             5,823
    Repayment of other obligations                                   (174)           (1,916)             (474)
                                                                 --------          --------          --------

Net cash provided from (used for) financing activities            (20,452)            1,699            (3,651)
                                                                 --------          --------          --------

Net increase in cash and cash equivalents                          20,819             9,209            35,028
Cash and cash equivalents, beginning of year                      125,257           116,048            81,020
                                                                 --------          --------          --------

Cash and cash equivalents, end of year                          $ 146,076          $125,257          $116,048
                                                                 ========          ========          ========

Supplemental cash flow information:
    Cash paid, including payments to Parent Company
      (Note H), for:
        Interest                                                $     236          $  1,388          $    107
        Income taxes                                               13,047            11,950            10,580
    Non-cash investing and financing activities:
        Capital leases                                              4,982             2,212             2,981


          See accompanying Notes to Consolidated Financial Statements.

                     WESTERN UNION FINANCIAL SERVICES, INC.
             (A Wholly Owned Subsidiary of New Valley Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Western Union Financial Services, Inc. ("FSI"), a wholly owned subsidiary of New Valley Corporation (the "Parent Company"), and its subsidiaries (collectively the "Company"). All significant intercompany transactions with FSI's subsidiaries have been eliminated.

         Certain amounts in the 1991 and 1992 financial statements have been reclassified to conform to the 1993 presentation.

         STATEMENT OF CASH FLOWS. The Company defines "cash and cash equivalents" in the Consolidated Statement of Cash Flows as cash in banks, cash in transit and temporary cash investments in highly liquid marketable securities. Temporary cash investments consist primarily of commercial paper with maturities of three months or less and money market funds.

         MONEY TRANSFER. The money transfer operations of FSI require FSI to maintain licenses in most states. Such licenses generally require the maintenance of minimum levels of net worth and/or liquidity; these requirements are met by FSI.

         Cash received by FSI and its agents generally becomes available to FSI within one to three days after initial receipt. The money transfer payable represents amounts to be paid to transferees when they call for their funds, generally within minutes of receipt by FSI of the transferor's funds.

                 PAYABLE TO UTILITIES. Cash and checks received by agents for payment to utilities generally become available from one to several days after initial receipt by the agents, depending on the number of days required to clear checks through the banking system. The foregoing does not apply to cash and checks received by agents and deposited directly into accounts held for the utilities. These deposits are immediately applied to reduce the principal due to the utilities. The amount reported as payable to utilities represents other principal amounts due to the utilities.

                 RESTRICTED FUNDS. The restricted funds consist of deposits held by insurance companies or the banking authorities of various states in connection with the operation of the money transfer business.

                 PROPERTY AND EQUIPMENT. Net property and equipment, which consists mainly of computers, office equipment and furniture, is stated at cost less accumulated depreciation.

                 DEPRECIATION. Depreciation on property and equipment is computed using the straight-line method over estimated useful lives (5 - 10 years). A major portion of depreciation expense is related to assets held under capital leases. As property and equipment is retired, its cost and the related accumulated depreciation are eliminated.

                 GOODWILL. In 1989, Western Union National Payments Network, Inc. ("WUNPN"), now a wholly-owned subsidiary of FSI, acquired all the businesses of National Payments Network ("NPN"). This acquisition was accounted for as a purchase and the excess of the purchase price over the estimated fair value of the net assets acquired, $13 million, was recorded as goodwill and amortized over forty years. In 1991 and 1992, WUNPN wrote down $6.6 million and $2.6 million of goodwill resulting from the loss of certain NPN customers. The remaining goodwill is now being amortized over eleven years using the straight-line method.

                 INCOME TAXES. In January 1993, FSI prospectively adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes which changes FSI's method of accounting for income taxes from the deferred method (APB 11) to an asset and liability approach. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. Such adoption did not have a material effect on the Company's financial statements.

                 The Company's Federal income tax provision is paid to the Parent Company, which files a consolidated Federal income tax return. The state income tax provision represents applicable taxes payable to the various states in which FSI operations are taxable.

                 Federal income taxes are calculated at the statutory rate on pretax income, excluding certain expenses which are not deductible for tax purposes. There are no significant timing differences.


NOTE B - RETIREMENT PLAN

                 The Company's eligible full-time employees are covered under the Parent Company's defined contribution retirement and savings plan, under which the Company contributes 4% of eligible employee compensation, plus matching contributions up to 1.2% and 4.2% of such compensation for unionized and non-union employees, respectively, who make voluntary contributions to the plan. Expense under this plan was $2.4, $2.3 and $2.2 million in 1993, 1992 and 1991, respectively.

                 Based on the current union contract and corporate policy towards non-union employees, FSI was not required to record any liability upon adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and does not expect to be required to record any liability in the future.

NOTE C - LEASES AND OTHER COMMITMENTS

                 CAPITAL LEASES AND INSTALLMENT PURCHASES. Assets and liabilities recorded for capital leases and installment purchases are as follows:

                                                                                   December 31,
                                                                         ----------------------------------
                                                                         1993                          1992
                                                                         ----                          ----
                                                                                    (Thousands)

Property and equipment  . . . . . . . . . . . . . . . . . . . .            $  8,848                  $  5,450
                                                                           ========                  ========

Liabilities:
     Current  . . . . . . . . . . . . . . . . . . . . . . . . .            $  1,745                  $    829
     Long-term  . . . . . . . . . . . . . . . . . . . . . . . .               5,866                     1,975
                                                                           --------                  --------
     Total liabilities  . . . . . . . . . . . . . . . . . . . .            $  7,611                  $  2,804
                                                                           ========                  ========


                 The future minimum lease and installment payments and the present value of such payments as of December 31, 1993 are as follows:

                                                                                        (Thousands)
            1994                                                                            $ 1,460
            1995                                                                              1,997
            1996                                                                              1,911
            1997                                                                              1,738
            1998                                                                              1,476
            Later years                                                                         400
                                                                                            -------
            Total minimum lease payments                                                      8,982
            Amount representing interest                                                     (1,371)
                                                                                            -------
            Present value of net minimum payments                                           $ 7,611
                                                                                            =======


                 OPERATING LEASES. FSI leases its headquarters facility in Paramus, New Jersey under an operating lease which expires in 2000. FSI also leases certain real properties, principally from the Parent Company, for use as customer service centers and sales offices. The Company leases certain data communications terminals, computers, office equipment and motor vehicles. Annual rent and lease expense was $1.7 million for 1993 and 1992, and $1.8 million in 1991.

                 The future minimum rental payments required under operating leases with initial terms in excess of one year as of December 31, 1993 are as follows:

                                                                           (Thousands)
                          1994                                               $3,192
                          1995                                                3,069
                          1996                                                3,000
                          1997                                                2,593
                          1998                                                2,616
                          1999 and beyond                                     4,982


                 Effective January 1, 1990, the Parent Company leased certain computer equipment to FSI under a capital lease with the result that FSI recorded the assets, with a net book value of approximately $22 million, at the Parent Company's historical cost basis. Subsequent thereto, the Parent Company made an additional cash capital contribution to FSI, the proceeds of which were used to repay the capital lease obligation.

                 COMMITMENTS. Data processing services are provided by Electronic Data Systems Corporation to FSI and the Parent Company pursuant to a contract which continues through the year 2000. FSI's expenses were $11.4 million, $10.5 million and $8.5 million in 1993, 1992 and 1991, respectively. Contracted minimum payments for 1994 are $10.6 million.

NOTE D - DEBT AND OTHER OBLIGATIONS

                 Debt and other obligations are as follows:

                                                                                   December 31,
                                                                         --------------------------------
                                                                             1993                      1992
                                                                             ----                      ----
                                                                                    (Thousands)
9% Note due July 14, 1992 (Note F)  . . . . . . . . . . . . . .             $ 5,400                   $ 5,400

Other, mainly installment purchases,
     due 1994 to 1998:
          Current portion   . . . . . . . . . . . . . . . . . .               1,744                       829
          Long-term portion   . . . . . . . . . . . . . . . . .               7,479                     2,832

                 The fair market value of the 9% Note is not determinable due to the fact that it is currently the subject of litigation (Note F).

NOTE E - JOINT VENTURES

                 In 1991, FSI formed a joint venture with a Russian bank, initiating the first consumer instant money transfer service between the United States and Russia. This joint venture has recently been awarded a license as a credit institution by the Central Bank of Russia. The service is presently available in numerous locations in Moscow as well as several other locations in Russia and other former Soviet Republics. It is anticipated that additional locations will be established in the future.

                 In 1991, FSI entered into a joint venture to develop and operate a check-cashing services business. At December 31, 1993, FSI had invested $5.1 million in the joint venture's operations and capital expenditures. FSI has determined to end its commitment to fund this joint venture and accordingly wrote off its remaining investment of $3.3 million.

                 In October 1992, FSI entered into a joint venture to provide bill payment services in Argentina. The joint venture corporation is owned 25% by FSI. The joint venture will begin operations in 1994.

NOTE F - CONTINGENCIES

                 In May 1990 the Parent Company filed a complaint against Datek-InstaCard Corp. and Goldome, which has been subsequently placed under the control of the Federal Deposit Insurance Corporation, in the United States District Court for the District of New Jersey. The complaint, which seeks substantial damages, alleges material misrepresentations and breaches of warranties, covenants and agreements in connection with the purchase of NPN.
In connection with the litigation, WUNPN has suspended payments on the $5.4 million note issued to Goldome as part of the purchase price. The Parent Company and the defendants are also in dispute with respect to the settlement and apportionment of funds, certain expenses and other items in connection with the sale. In the litigation, the defendants seek damages in excess of $17 million. FSI has been added as a defendant with respect to counterclaims asserted by Datek.

                 An unfavorable decision in this proceeding, in the absence of full or partial recovery of the Company's claims against the defendants, could have an adverse impact on cash flow.

                 While it is not possible to predict the outcome of this matter, management believes, after consultation with counsel, that it has meritorious positions with respect to the claims described above, and it intends to defend those positions vigorously. In any event, management believes that the outcome of this matter will not have a material adverse effect on the Company's financial position.

NOTE G - SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION

                 The composition of accounts payable and accrued liabilities is as follows:

                                                                                        December 31,
                                                                                  ---------------------
                                                                                   1993             1992
                                                                                   ----             ----
                                                                                        (Thousands)
Accounts payable and accruals, principally trade                                  $44,946          $33,857
Payable to banks (funded with cash in  transit)                                    39,988           36,492
Payable to international agents                                                     5,310            5,393
Other, miscellaneous                                                                1,790            1,162
                                                                                  -------          -------
         Total                                                                    $92,034          $76,904
                                                                                  =======          =======

                 The composition of "Other, net" as shown on the Consolidated Statement of Operations includes the following items:

                                                               1993              1992             1991
                                                               ----              ----             ----
                                                                               (Millions)
Customer service center closure accrual                        $ 3.8           $  --            $   --
Interest income                                                 (2.4)            (2.4)            (2.8)
Other miscellaneous                                              1.3               .6               .2
                                                               -----            -----            -----
                 Other, net                                    $ 2.7            $(1.8)           $(2.6)
                                                               =====            =====            =====


NOTE H - RELATED PARTY TRANSACTIONS

                 The Parent Company has granted FSI a royalty-bearing, non-exclusive, perpetual license to utilize certain trademarks and service marks including the name "Western Union".

                 The Parent Company provided FSI with certain administrative services including legal, regulatory affairs, human resources, data processing, accounting, treasury, tax management, insurance, purchasing, real estate management and corporate communications. The related agreement provided that the Parent Company may earn a profit on certain of those services comparable to that earned by unaffiliated service providers. The Company is included in the consolidated Federal income tax return of the Parent Company and is charged with an amount equivalent to its Federal income tax computed at the statutory rate on a separate-return basis less any applicable tax losses. The agreement allows the Company and the Parent Company to offer certain services to each other at market rates. FSI is reimbursed by the Parent Company and earns a reasonable profit for providing such services.

                 Transactions with the Parent Company are summarized below:

                                                                         Year Ended December 31,
                                                                  --------------------------------------
                                                                    1993             1992             1991
                                                                    ----             ----             ----
                                                                                 (Thousands)
Revenues to Financial Services:
   Provide messaging services as agent                             $17,448         $22,045          $30,805
   Provide operational support                                         418             625              915
                                                                   -------         -------          -------

       Total revenues from Parent
         Company                                                   $17,866         $22,670          $31,720
                                                                   =======         =======          =======

Expenses incurred by Financial
   Services:
   Payment for corporate staff support                             $36,420         $34,392          $29,507
   Trademark royalty fee                                            14,482          13,096           11,999
   Federal income taxes                                             12,213          10,947            9,017
   Expenses for message processing                                   2,865           3,580            4,976
   Interest expense (income) on
       intercompany balances                                           204           1,350             (701)
                                                                   -------         -------          -------

       Total expenses from Parent
         Company                                                   $66,184         $63,365          $54,798
                                                                   =======         =======          =======

                 As of December 1993, all employees of the Parent Company were transferred to FSI and FSI has agreed to act as agent for the Parent Company in the marketing and delivery of its commercial messaging services. FSI will also provide any required administrative services to the Parent Company. FSI will charge the Parent Company fees for services provided and may make a profit while acting as an agent.

                 See Note C for information regarding the lease of computer equipment to FSI by the Parent Company.

                 FSI paid dividends on its common stock in the amount of $16 million in 1993 and $9 million in 1991 to the Parent Company.

                 Certain FSI employees are covered under the Parent Company's suspended defined benefit pension plan. In the event of a termination of this plan by the Pension Benefit Guaranty Corporation, FSI would have joint and several liability with the Parent Company with respect to any underfunded obligations. FSI is also jointly and severally liable for the funding of the Parent Company's pension plan. However, if called upon to do so, any amounts paid may be offset against charges for services provided to it by the Parent Company. In 1993, FSI paid the required minimum funding contributions with respect to the pension plan and was reimbursed by the Parent Company through offsets to billings for services provided.

                 The stock of WUNPN is pledged as collateral to secure the Parent Company's 19 1/4% Senior Secured Notes which were due December 15, 1992.

                 On March 31, 1993, the Parent Company consented to an order for relief under Chapter 11 of the United States Bankruptcy Code and is now operating as a debtor-in-possession. FSI and other wholly-owned subsidiaries of the Parent Company were not included in the bankruptcy proceedings and continue to operate in the normal manner.

                 On February 16, 1994 the Parent Company filed an Amended Plan of Reorganization with the Bankruptcy Court. In connection with the Plan, the Parent Company has developed a proposal to refinance its capital structure and improve its operating and financial flexibility. There are three other proposed plans of reorganization being considered by the Court. No plan has yet been approved or confirmed by the Court.

                     WESTERN UNION FINANCIAL SERVICES, INC.
             (A Wholly Owned Subsidiary of New Valley Corporation)

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                                  (Unaudited)



                                                                           Nine Months Ended September 30,
                                                                           -------------------------------
                                                                            1994                    1993
                                                                            -----                   -----
                                                                                      (Thousands)

Revenues                                                                 $  401,365              $  333,289
                                                                         ----------              ----------

Costs and Expenses:
   Cost of services                                                         243,264                 211,101
   Marketing, general and administrative                                     85,539                  87,946
   Depreciation                                                               6,717                   6,406
   Interest expense                                                             701                     651
   Other, net                                                                (2,714)                 (1,526)
                                                                         ----------              ----------

   Total costs and expenses                                                 333,507                 304,578
                                                                         ----------              ----------

Income before income taxes                                                   67,858                  28,711
Provision for state income taxes                                               (750)                   (600)
Provision for Federal income tax                                            (23,488)                (10,106)
                                                                         ----------              ----------

Net income                                                                   43,620                  18,005

Retained earnings at January 1                                               24,711                  19,822
Dividends paid to Parent Company                                            (20,000)                (16,000)
                                                                         ----------              ----------

Retained earnings at September 30                                        $   48,331              $   21,827
                                                                         ==========              ==========





          See accompanying Notes to Consolidated Financial Statements.

                    WESTERN UNION FINANCIAL SERVICES, INC.
             (A Wholly Owned Subsidiary of New Valley Corporation)

                          CONSOLIDATED BALANCE SHEET
                                  (Unaudited)

                                                                           September 30,          December 31,
                                                                               1994                  1993
                                                                           -----------          ----------------
   Assets                                                                    (Thousands, except per value)
   ------
Current assets:
    Cash in banks                                                            $ 15,334             $ 25,022
    Cash in transit                                                            71,478               35,933
    Temporary cash investments                                                152,233               85,121
    Receivables, less allowance for doubtful accounts
         ($8,059 and $8,601)                                                    4,291                4,939
    Restricted funds                                                           18,539               17,091
    Other current assets                                                        3,757                7,248
    Receivable from Parent Company                                                ---                2,655
                                                                             --------             --------
         Total current assets                                                 265,632              178,009
                                                                             --------             --------

Property and equipment                                                         42,979               45,369
Accumulated depreciation                                                      (19,347)             (19,369)
                                                                             --------             --------
   Net property and equipment                                                  23,632               26,000
                                                                             --------             --------
Goodwill and other assets                                                       6,359                7,909
Restricted funds                                                                3,000                  ---
                                                                             --------             --------
Total assets                                                                 $298,623             $211,918
                                                                             ========             ========

    Liabilities and Shareholder's Equity
    ------------------------------------
Current liabilities:
   Current portion of long-term debt                                         $  7,366             $  7,144
   Accounts payable and accrued liabilities                                   126,044               92,034
   Payable to utilities                                                        12,765               10,301
   Money Transfer payable                                                      26,869               16,958
   Payable to Parent Company                                                   14,343                  ---
                                                                             --------             --------
      Total current liabilities                                               187,387              126,437
                                                                             --------             --------
Long-term debt and other obligations                                            9,234                7,479
                                                                             --------             --------
Deferred credits                                                                  572                  192
                                                                             --------             --------

Shareholder's equity:
   Common stock, $.01 par value; 20,000 shares
     authorized, 1,000 shares issued and outstanding                              ---                  ---
   Capital surplus                                                             53,099               53,099
   Retained earnings                                                           48,331               24,711
                                                                             --------             --------
      Total shareholder's equity                                              101,430               77,810
                                                                             --------             --------

Contingencies (Note C)
Total liabilities and shareholder's                                          $298,623             $211,918
                                                                             ========             ========


          See accompanying Notes to Consolidated Financial Statements.

                     WESTERN UNION FINANCIAL SERVICES, INC.
             (A Wholly Owned Subsidiary of New Valley Corporation)

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (Unaudited)

                                                                           Nine Months Ended September 30,
                                                                           -------------------------------
                                                                             1994                    1993
                                                                          -----------             ----------
                                                                                    (Thousands)
Cash provided from (used for) operating activities:
    Net income                                                             $ 43,620                 $ 18,005
    Adjustments to reconcile net income to net cash
      provided from (used for) operating activities:
        Depreciation                                                          6,717                    6,406
        Gain on sale of asset                                                (2,653)                      --
        Decrease in receivables                                                 648                    2,412
        Decrease in other assets                                              4,511                    3,767
        Increase in restricted funds                                         (1,448)                    (204)
        Increase (decrease) in payable to utilities                           2,464                   (4,536)
        Increase (decrease) in money transfer payable                         9,911                     (955)
        Increase in other liabilities                                        34,874                   14,080
                                                                           --------                 --------
Net cash provided from operating activities                                  98,644                   38,975
                                                                           --------                 --------

Cash provided from (used for) investing activities:
    Proceeds from sale of asset                                               3,000                       --
    Increase in noncurrent restricted funds                                  (3,000)                      --
    Additions to property and equipment                                      (2,023)                  (4,196)
                                                                           --------                 --------
Net cash used for investing activities                                       (2,023)                  (4,196)
                                                                           --------                 --------

Cash provided from (used for) financing activities:
    Dividends paid to Parent Company                                        (20,000)                 (16,000)
    Settlement of accounts with Parent Company (net)                         16,998                  (13,119)
    Repayment of other obligations                                             (650)                      --
                                                                           --------                 --------
Net cash used for financing activities                                       (3,652)                 (29,119)
                                                                           --------                 --------
Net increase in cash and cash equivalents                                    92,969                    5,660
Cash and cash equivalents, beginning of period                              146,076                  125,257
                                                                           --------                 --------
Cash and cash equivalents, end of period                                   $239,045                 $130,917
                                                                           ========                 ========

Supplemental cash flow information:
    Cash paid, including payments to Parent Company, for:
        Interest                                                           $    342                 $    292
        Income taxes                                                         24,734                   10,892
    Non-cash investing and financing activities:
        Capital leases                                                        2,143                    3,327

          See accompanying Notes to Consolidated Financial Statements.

                    WESTERN UNION FINANCIAL SERVICES, INC.
            (A Wholly Owned Subsidiary of New Valley Corporation)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 Principles of Consolidation. The consolidated financial statements include the accounts of Western Union Financial Services, Inc. ("FSI"), a wholly owned subsidiary of New Valley Corporation (the "Parent Company"), and its subsidiaries collectively (the "Company"). All significant intercompany transactions with FSI's subsidiaries have been eliminated.

                  The consolidated financial statements as of September 30, 1994 presented herein have been prepared by FSI without an audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position as of September 30, 1994 and the results of operations and cash flows for all periods presented have been made. Results for interim periods are not necessarily indicative of the results for an entire year. Certain amounts in the 1993 financial statements have been reclassified to conform to the 1994 presentation.

                 These financial statements should be read in conjunction with the Consolidated Financial Statements in FSI's 1993 Annual Report.

NOTE B - DEBT AND OTHER OBLIGATIONS

                 Debt and other obligations are as follows:

                                                              September 30,            December 31,
                                                                   1994                   1993
                                                             ----------------        ---------------
                                                                           (Thousands)
9% Note due July 14, 1992 (Note C)                               $ 5,400                   $ 5,400

Other, mainly installment purchases,
    due 1994 to 1999:
         Current portion . . . . .                                 1,966                     1,744
         Long-term portion . . .                                   9,234                     7,479

                 The fair market value of the 9% Note is not determinable due to the fact that it is currently the subject of litigation (Note C).

NOTE C - CONTINGENCIES

                 In May 1990 the Parent Company filed a complaint against Datek-InstaCard Corp. and Goldome, which has been subsequently placed under the control of the Federal Deposit Insurance Corporation, in the United States District Court for the District of New Jersey. The complaint, which seeks substantial damages, alleges material misrepresentations and breaches of warranties, covenants and agreements in connection with the purchase of NPN.
In connection with the litigation, WUNPN has suspended payments on the $5.4 million note issued to Goldome as part of the purchase price. The Parent Company and the defendants are also in dispute with respect to the settlement and apportionment of funds, certain expenses and other items in connection with the sale. In the litigation, the defendants seek damages in excess of $17 million. FSI has been added as a defendant with respect to counterclaims asserted by Datek.

                 An unfavorable decision in this proceeding, in the absence of full or partial recovery of the Company's claims against the defendants, could have an adverse impact on cash flow. While it is not possible to predict the outcome of this matter, management believes after consultation with counsel, that it has meritorious positions with respect to the claims described above, and it intends to defend those positions vigorously. In any event, management believes that the outcome of this matter will not have a material adverse effect on the Company's financial position.

NOTE D - SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION

                 The composition of accounts payable and accrued liabilities is as follows:

                                                           September 30,             December 31,
                                                              1994                      1993
                                                        ----------------           ---------------
                                                                         (Thousands)
Accounts payable and accruals,
    principally trade                                           $ 53,450                  $ 44,946
Payable to banks (funded with cash
    in transit)                                                   62,267                    39,988
Payable to international agents                                    8,141                     5,310
Other, miscellaneous                                               2,186                     1,790
                                                                 -------                   -------
    Total                                                       $126,044                  $ 92,034
                                                                 =======                   =======

NOTE E - RELATED PARTY TRANSACTIONS

                 The Parent Company has granted FSI a royalty-bearing, non-exclusive, perpetual license to utilize certain trademarks and service marks including the name "Western Union".

                 The Company is included in the consolidated Federal income tax return of the Parent Company and is charged with an amount equivalent to its Federal income tax computed at the statutory rate on a separate-return basis less any applicable tax losses. The agreement allows the Company and the Parent Company to offer certain services to each other at market rates. FSI is reimbursed by the Parent Company and earns a reasonable profit for providing such services. In 1993, the Parent Company provided FSI with certain administrative services. The related agreement provided that the Parent Company may earn a profit on certain of those services comparable to that earned by unaffiliated service providers.

                 As of December 1993, all employees of the Parent Company were transferred to FSI and FSI has agreed to act as agent for the Parent Company in the marketing and delivery of its commercial messaging services. FSI will also provide any required administrative services to the Parent Company. FSI will charge the Parent Company fees for services provided and may make a profit while acting as an agent.

                 Transactions with the Parent Company are summarized below:

                                                                    Nine Months Ended September 30,
                                                                 -------------------------------------
                                                                   1994                         1993
                                                                 --------                     --------
                                                                             (Thousands)
Revenues to Financial Services:
    Provide consumer messaging services
       as agent                                                  $10,933                        $13,466
    Provide operational support                                      ---                            341
    Provide commercial messaging services
       as agent                                                   23,300                            ---
    Provide corporate staff support                                1,800                            ---
                                                                  ------                         ------

         Total revenues from Parent Company                      $36,033                        $13,807
                                                                  ======                         ======

Expenses incurred by Financial Services:
    Payment for corporate staff support                        $     ---                        $27,020
    Trademark royalty fee                                         13,798                         10,760
    Federal income taxes                                          23,488                         10,106
    Expenses for message processing                                  ---                          2,262
    Interest expense on intercompany balances                         77                            282
                                                                  ------                         ------

         Total expenses from Parent Company                      $37,363                        $50,430
                                                                  ======                         ======



                 FSI paid dividends on its common stock in the amount of $20 million in the second quarter of 1994 and $16 million in 1993 to the Parent Company.

                 Certain FSI employees are covered under the Parent Company's suspended defined benefit pension plan. In the event of a termination of this plan by the Pension Benefit Guaranty Corporation, FSI would have joint and several liability with the Parent Company with respect to any underfunded obligations. FSI is also jointly and severally liable for the funding of the Parent Company's pension plan. However, if called upon to do so, any amounts paid may be offset against charges for services provided to it by the Parent Company. In 1993 FSI paid the required minimum funding contributions with respect to the pension plan and was reimbursed by the Parent Company through offsets to billings for services provided.

                 The stock of WUNPN is pledged as collateral to secure the Parent Company's 19 1/4% Senior Secured Notes which were due December 15, 1992.

                 On March 31, 1993, the Parent Company consented to an order for relief under Chapter 11 of the United States Bankruptcy Code and is now operating as a debtor-in-possession. FSI and other wholly-owned subsidiaries of the Parent Company were not included in the bankruptcy proceedings and continue to operate in the normal manner.

                 On October 20, 1994 the Parent Company along with the Official Committee of Secured Noteholders and the Statutory Unsecured Committee of Unsecured Creditors of New Valley Corporation filed an Amended Joint Plan of Reorganization with the Bankruptcy Court.

                 In conjunction with such plan, the Bankruptcy Court authorized the sale of FSI to First Financial Management Corporation along with the assumption of the Western Union Pension Plan by First Financial Management Corporation. As a part of this plan, New Valley is assuming the $5.4 million note payable to Datek-InstaCard and assumed all responsibilities for the litigation described in Note C. The sale of FSI was approved in a confirmation hearing in Bankruptcy Court on November 1, 1994.

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying pro forma combined financial statements conform to the current presentation format of FFMC's financial statements. The unaudited pro forma balance sheet and statements of income reflect the combined financial position and results of operations of FFMC and Western Union.

The pro forma balance sheet at September 30, 1994 assumes that the acquisition of Western Union occurred on that date. The pro forma statements of income assume that the acquisition was completed on January 1, 1993.

The pro forma statements of income assume the use of the Company's revolving bank credit facility to provide the financing for this transaction. If suitable conditions arise, FFMC intends to use longer term debt instruments or other securities as the ultimate source of financing, which may have higher average interest rates. The Company is contemporaneously filing a shelf registration statement covering such securities.

The pro forma financial information is not necessarily indicative of the results which actually would have occurred had the transaction been in effect on the dates and for the periods indicated or which may result in the future.

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                  PRO FORMA COMBINED BALANCE SHEET (Unaudited)
                             (Dollars in thousands)


                                                                         SEPTEMBER 30, 1994
                                                  ---------------------------------------------------------------
                                                                                      Pro Forma
                                                                                     Adjustments
                                                      FFMC         Western Union       Increase         Pro Forma
                                                  (Historical)    (Historical) (1)    (Decrease)         Combined
                                                  ------------    ----------------    ----------        ---------
Assets
Current Assets:
  Cash and cash equivalents                       $  181,593        $  239,045        $ (223,932)(2)   $   196,706
  Accounts receivable, net                           401,463             4,291            (2,765)(3)       402,989
  Prepaid expenses and other
     current assets                                  103,612            22,296            (1,073)(3)       124,835
                                                  ----------        ----------        ----------       -----------
     Total Current Assets                            686,668           265,632          (227,770)          724,530
Property and equipment, net                          141,380            23,632             4,324 (3)       169,336
Excess of cost over fair value of
   assets acquired, net                              674,095             2,591         1,080,723 (4)     1,757,409
Customer contracts, net                              153,643                                               153,643
Other assets                                         137,539             6,768            48,479 (4)       192,786
                                                  ----------        ----------        ----------       -----------
                                                  $1,793,325        $  298,623        $  905,756       $ 2,997,704
                                                  ==========        ==========        ==========       ===========

Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses           $  318,153        $  180,021        $   13,657 (5)   $   505,248
                                                                                          (6,583)(3)
  Income taxes payable                                16,717                                                16,717
  Current portion of long-term debt                   10,334             7,366            (5,059)(3)        12,641
                                                  ----------        ----------        ----------       -----------
     Total Current Liabilities                       345,204           187,387             2,015           534,606
Long-term debt, less current portion                   7,487             7,271           793,223 (6)       810,727
                                                                                           2,746 (3)
Deferred income taxes payable                         58,021                             (58,021)(4)
Other liabilities                                     12,868             2,535           266,000 (4)       282,626
                                                                                           1,223 (3)
                                                  ----------        ----------        ----------       -----------
       Total Liabilities                             423,580           197,193         1,007,186         1,627,959
                                                  ----------        ----------        ----------       -----------
Shareholders' Equity:
  Common stock                                         6,251                                                 6,251
  Paid-in capital                                    851,552            53,099           (53,099)(7)       851,552
  Retained earnings                                  512,593            48,331           (48,331)(7)       512,593
  Treasury stock at cost                                (651)                                                 (651)
                                                  ----------        ----------        ----------       -----------
       Total Shareholders' Equity                  1,369,745           101,430          (101,430)(7)     1,369,745
                                                  ----------        ----------        ----------       -----------
                                                  $1,793,325        $  298,623        $  905,756       $ 2,997,704
                                                  ==========        ==========        ==========       ===========

See notes to pro forma combined financial statements.

                    FIRST FINANCIAL MANAGEMENT CORPORATION
              PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
                     NINE MONTHS ENDED SEPTEMBER 30, 1994
                     (In thousands, except per share data)


                                                                             Pro Forma
                                                                            Adjustments
                                           FFMC            Western Union     Increase        Pro Forma
                                       (Historical)      (Historical) (1)   (Decrease)        Results
                                       ------------      ----------------   ----------        -------
Revenues
Service revenues                         $1,446,506           $401,365      ($10,933)(8)    $ 1,836,938
Product sales                                53,695                                             53,695
Other                                         2,765                                              2,765
                                          ---------           --------      --------        ----------
                                          1,502,966            401,365       (10,933)        1,893,398
                                          ---------           --------      --------        ----------
Expenses
Operating                                 1,208,143            326,790        (9,354)(8)     1,511,735
                                                                             (13,844)(9)
General and administrative                   20,515                                             20,515
Cost of products sold                        33,482                                             33,482
Depreciation and amortization                69,194              6,717        21,063 (10)       96,974
Interest, net                                (4,616)                          39,742 (11)       35,126
Cost of Western Union
   pension plan                                                               13,763 (12)       13,763
                                          ---------           --------      --------        ----------
                                          1,326,718            333,507        51,370         1,711,595
                                          ---------           --------      --------        ----------
Income before income taxes                  176,248             67,858       (62,303)          181,803
Income taxes                                 71,990             24,238       (20,820)(13)       75,408
                                          ---------           --------      --------        ----------
   Net income                             $ 104,258           $ 43,620      ($41,483)       $  106,395
                                          =========           ========      ========        ==========
Earnings per common share                     $1.67                                              $1.70
                                          =========                                         ==========
Average common shares
   outstanding                               62,570                                             62,570

See notes to pro forma combined financial statements.

                     FIRST FINANCIAL MANAGEMENT CORPORATION
               PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
                          YEAR ENDED DECEMBER 31, 1993
                     (In thousands, except per share data)


                                                                       Pro Forma
                                                                      Adjustments
                                      FFMC        Western Union        Increase           Pro Forma
                                  (Historical)   (Historical) (1)     (Decrease)           Results
                                  ------------   ----------------     ----------           -------
Revenues
Service revenues                 $  1,543,004    $       437,410     $ ($17,448)(8)     $   1,962,966
Product sales                         116,798                                                 116,798
Other                                   9,866                                                   9,866
                                 ------------     --------------     ----------          ------------
                                    1,669,668            437,410        (17,448)            2,089,630
                                 ------------     --------------     ----------          ------------
Expenses
Operating                           1,283,839            391,521        (13,020)(8)         1,643,267
                                                                        (19,073)(9)
General and administrative             23,870                                                  23,870
Cost of products sold                  70,570                                                  70,570
Depreciation and amortization          75,926              8,937         27,918 (10)          112,781
Write-down of goodwill
   and investment                                          3,250                                3,250
Interest, net                            (294)                           52,229 (11)           51,935
Cost of Western Union
   pension plan                                                          20,788 (12)           20,788
                                 ------------     --------------     ----------          ------------
                                    1,453,911            403,708         68,842             1,926,461
                                 ------------     --------------     ----------          ------------
Income before income taxes            215,757             33,702        (86,290)              163,169
Income taxes                           88,112             12,813        (32,253)(13)           68,672
                                 ------------     --------------     ----------          ------------
                                 $    127,645    $        20,889     $ ($54,037)        $      94,497
                                 ============    ===============     ==========         =============
Earnings per common share        $       2.10                                           $        1.55
                                 ============                                           =============
Average common shares
   outstanding                         60,845                                                  60,845

See notes to pro forma combined financial statements.

                     FIRST FINANCIAL MANAGEMENT CORPORATION
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(1) Certain reclassifications have been made to conform the balance sheet and statement of income presentation formats for Western Union to the formats used by FFMC.

(2) Under the Purchase Agreement certain net cash payments totalling $124 million will be paid by Western Union to New Valley at closing, including a permitted dividend of $118 million. In addition FFMC will use $100 million of its cash in the acquisition of Western Union.

(3) At closing certain transfers of assets and liabilities will occur between Western Union and New Valley as follows:

                 Messaging service business assets and liabilities will be transferred from Western Union to New Valley. Equipment and other capital assets and related liabilities relating to ongoing operations will be transferred from New Valley to Western Union. New Valley will assume a $5.4 million note payable to Datek-InstaCard, Inc. and related liabilities and assume all responsibilities related to current litigation between Western Union and Datek-InstaCard.

     The net effect of the transfers will be to increase Western Union net assets by $8.2 million.

(4) Adjustment for the allocation of purchase price to the fair value of assets acquired and liabilities assumed. It is assumed that historical amounts approximate fair value for tangible and identified intangible assets acquired. Such allocations are based upon current estimates which will be subsequently adjusted based upon final determination of the fair values of assets acquired and liabilities assumed as of the closing date. The excess of cost over fair value of net assets acquired (see note 7) is as follows ($millions):

         Cash purchase price                                   $  893.2
         Pension Plan liability assumed                           266.0
         Acquisition costs                                         28.0
         Less deferred tax asset related to Pension
            Plan liability                                       (106.5)
                                                                -------
                                                               $1,080.7
                                                                =======

     Deferred tax liability of $58 million has been netted against the deferred tax asset established above.

(5) Elimination of intercompany payable to New Valley ($14.3 million), and establishment of accrual for estimated acquisition costs ($28 million). See Note (4) above.

(6) Long-term debt related to acquisition (cash purchase price including deferred portion payable in January 1995, net of FFMC cash used).

(7) Elimination of shareholders' equity of Western Union. The effect of all the above adjustments, prior to applying the adjustment in note 4 above, was to reduce shareholder's equity of Western Union to zero.

(8) Adjustments to reflect the elimination of messaging service business revenue and related expense because such business is to be retained by New Valley. Income before tax related to the messaging service business was $4.4 million for the year ended December 31, 1993 and $1.6 million for the nine months ended September 30, 1994.

(9) Adjustments to eliminate royalty and other fees paid to New Valley which will not continue after the acquisition.

(10) Adjustments to reflect the amortization of the excess of cost over the fair value of assets acquired, using a straight-line method over 40 years. Adjustments have also been made to reflect depreciation on equipment and other capital assets transferred to Western Union from New Valley.

(11) Adjustments to reflect additional interest expense related to $793.2 million in bank debt used to finance a portion of the cash purchase price and interest foregone on $100 million of FFMC cash used. Interest expense reflects borrowings under a new debt agreement entered into in connection with the acquisition at the current rate available under such agreement of 6.2%. The current rate is higher than the comparable average rates in 1993 of 3.6% and the first nine months of 1994 of 4.9%. Interest foregone on FFMC cash used is based on investment rates earned by the company in 1993 (3.0%) and 1994 (3.8%).

     Interest rates under the debt agreement fluctuate. The impact of a 1/8 percent increase in the rate would be approximately $1 million of additional interest expense for the year ended December 31, 1993 and $750,000 for the nine months ended September 30, 1994.

(12) Adjustments to reflect the net periodic pension cost under the Western Union Pension Plan, as to which benefit accruals were permanently suspended. The 1993 amount is based on actuarial assumptions and was previously reported in New Valley's 1993 Form 10-K. The 1994 amount is based on similar actuarial assumptions.

(13) Tax effect of pro forma adjustments. The tax computation includes the
     deductibility of the majority of goodwill amortization.   New Valley has
     agreed to make the necessary tax elections to allow the deductibility by FFMC of goodwill, except for that portion associated with the assumption of the Western Union pension plan which is deductible for tax purposes when paid. Additionally, a pro forma adjustment has been made to increase Western Union's state income tax from its historical rate to a rate which excludes the benefit it received from using New Valley's tax loss carryforwards in calculating its state income taxes.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                FIRST FINANCIAL MANAGEMENT CORPORATION
                                --------------------------------------
                                            (Registrant)





Date:  November 4, 1994             By /s/ M. Tarlton Pittard
     -------------------------         ----------------------------------------
                                       M. Tarlton Pittard
                                       Senior Executive Vice President, Chief
                                       Financial Officer and Treasurer





Date:  November 4, 1994             By /s/ Richard Macchia
     -------------------------         ----------------------------------------
                                       Richard Macchia
                                       Executive Vice President
                                       and Principal Accounting Officer